UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Zoo Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ZOO ENTERTAINMENT, INC.

April 20, 2012

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Zoo Entertainment, Inc. (the “Company”) to be held at 2:00 p.m. EDT on Thursday, May 17, 2012, at the offices of Keating Muething & Klekamp PLL located at One East 4th Street, Suite 1400, Cincinnati, Ohio 45202.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

At the Annual Meeting, we expect six persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012, to approve an amendment to our Certificate of Incorporation to change the name of the Company from Zoo Entertainment, Inc. to indiePub Entertainment, Inc. and to approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock. The Board of Directors recommends the approval of all three proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either in person or by proxy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark Seremet
Chief Executive Officer

ZOO ENTERTAINMENT, INC.

April 20, 2012

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m. EDT

DATE: May 17, 2012

PLACE: The offices of Keating Muething & Klekamp PLL located at One East 4th Street, Suite 1400, Cincinnati, Ohio 45202

PURPOSES:

1.	To elect six directors for a one-year term;

2.	To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal 2012;

3.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Zoo Entertainment, Inc. to indiePub Entertainment, Inc.; and

4.	To approve an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 3,500,000,000 to 295,000,000.

In addition, the Company will transact any other business that may properly be presented before the Annual Meeting or at any adjournment or postponement thereof.

WHO MAY VOTE:

You may vote if you were the record owner of our common stock at the close of business on April 20, 2012. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our principal executive offices located at 11258 Cornell Park Drive, Suite 608, Blue Ash, Ohio 45242.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jay A. Wolf
EXECUTIVE CHAIRMAN AND SECRETARY

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ii

ZOO ENTERTAINMENT, INC.

11258 Cornell Park Drive, Suite 608

Blue Ash, OH 45242

(513) 824-8297

PROXY STATEMENT FOR THE ZOO ENTERTAINMENT, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012

This proxy statement, along with the accompanying notice of 2012 Annual Meeting of Stockholders, contains information about the 2012 Annual Meeting of Stockholders of Zoo Entertainment, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 2:00 p.m. EDT on Thursday, May 17, 2012, at the offices of Keating Muething & Klekamp PLL located at One East 4th Street, Suite 1400, Cincinnati, Ohio 45202.

In this proxy statement, we refer to Zoo Entertainment, Inc. as “Zoo Entertainment, Inc.,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 20, 2012, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2011 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2011.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2012

This proxy statement and our 2011 Annual Report to stockholders are being made available for viewing, printing and downloading at zoogamesinc.investorroom.com.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2011 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Corporate” section of our website at http://www.zoogamesinc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Controller, 11258 Cornell Park Drive, Suite 608, Blue Ash, Ohio 45242. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Zoo Entertainment, Inc. is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders to be held at the offices of Keating Muething & Klekamp PLL located at One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, on Thursday, May 17, 2012, at 2:00 p.m. EDT and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 because you owned shares of Zoo Entertainment, Inc. common stock on the record date.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 20, 2012 are entitled to vote at the Annual Meeting. On this record date, there were 9,882,031 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Empire Stock Transfer, Inc., or you have stock certificates registered in your name, you may vote:

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•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

•	“FOR” the approval of the amendment to the Company’s Certificate of Incorporation to change the name of the Company from Zoo Entertainment, Inc. to indiePub Entertainment, Inc.; and

•	“FOR” the approval of the amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 3,500,000,000 to 295,000,000.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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•	by notifying the Chief Executive Officer in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or at the Annual Meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement) or the proposals to amend our Certificate of Incorporation to change the name of the Company and to reduce the number of authorized shares. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1:	Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2:	Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the same effect as a vote cast against the proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm and this firm serves at the discretion of our Audit Committee without respect to the outcome of any stockholder vote. As such, the Audit Committee may elect to retain or discharge, as the case may be, this firm at any time. However, if our stockholders do not ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for 2012, our Audit Committee of our Board of Directors will reconsider its selection.

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Proposal 3:	Approve Amendment to Certificate of Incorporation to Change the Name of the Company	The affirmative vote of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment to our Certificate of Incorporation to change the name of the Company. Abstentions will have the same effect as a vote cast against the proposal, whereas broker non-votes will have no effect on the results of this vote.

Proposal 4:	Approve Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock	The affirmative vote of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock. Abstentions will have the same effect as a vote cast against the proposal, whereas broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Empire Stock Transfer, Inc. examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. Our Inspectors of Election will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results were unavailable, then we shall file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

At each meeting of stockholders, the holders of a majority of the issued and outstanding shares of common stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

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Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Empire Stock Transfer, Inc., by calling (702) 818-5898.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Zoo Entertainment, Inc. shares are registered in your own name, please contact our transfer agent, Empire Stock Transfer, Inc., and inform them of your request by calling them at (702) 818-5898 or writing them at 1859 Whitney Mesa Drive, Henderson, NV 89014.

•	If a broker, bank or other nominee holds your Zoo Entertainment, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 27, 2012 for (a) the executive officers named in the Summary Compensation Table on page 19 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 27, 2012 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 9,324,273 shares of common stock outstanding on March 27, 2012.

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	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(1)	Ownership(1)		of Class(1)

Directors and Named Executive Officers(2):
Jay Wolf	601,510	(3)	6.35%
Barry Regenstein	26,822	(4)	*
Drew Larner	20,503	(5)	*
Moritz Seidel	209,297	(6)	2.24%
Alex Krys	33,035	(7)	*
Jeffrey Schrock	–		*
Mark Seremet	398,485	(8)	4.12%
All executive officers and current directors as a group (7 persons)	1,289,652	(9)	13.03%

5% Stockholders:
David Smith	20,926,159	(10)	70.90	%(11)
Columbia Pacific Opportunity Fund, L.P.	1,466,444	(12)	15.71%
Terren Peizer	543,060	(13)	5.56%

* Less than 1%.

(1)	The Securities and Exchange Commission has defined "beneficial ownership" to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below. All information regarding persons and entities other than the Company’s directors and Named Executive Officers has been included by the Company in reliance upon the most recent SEC filings of such persons and entities.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities. Accordingly, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants.

(2)	The address of each of the directors and officers is c/o Zoo Entertainment, Inc., 11258 Cornell Park Drive, Suite 608, Blue Ash, Ohio 45242.

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(3)	Consists of: 266,069 shares of restricted common stock; 188,228 shares of common stock; immediately exercisable warrants to purchase 119,904 shares of common stock at a price of $1.96 per share; and non-qualified stock options to purchase up to 27,309 shares of common stock for a price of $2.46 per share that are vested and exercisable or will vest and become exercisable within 60 days of March 27, 2012, pursuant to a Form 4 filed by Mr. Wolf on July 19, 2011. Excludes non-qualified stock options to purchase up to 9,104 shares of common stock for a purchase price of $2.46 per share that are not vested and not exercisable within 60 days.

(4)	Consists of 7,706 shares of restricted common stock and non-qualified stock options to purchase up to 19,116 shares of common stock for a price of $2.46 per share that are vested and exercisable or will vest and become exercisable within 60 days of March 27, 2012. Excludes non-qualified stock options to purchase up to 6,373 shares of common stock for a purchase price of $2.46 per share that are not vested and not exercisable within 60 days.

(5)	Consists of 4,573 shares of restricted common stock and non-qualified stock options to purchase up to 15,930 shares of common stock for a price of $2.46 per share that are vested and exercisable or will vest and become exercisable within 60 days of March 27, 2012. Excludes non-qualified stock options to purchase up to 5,311 shares of common stock for a purchase price of $2.46 per share that are not vested and not exercisable within 60 days.

(6)	Consists of: 200,193 shares of common stock held by T7M7 Unternehmensaufbau GmbH. Mr. Seidel is the Managing Director of T7M7 Unternehmensaufbau GmbH, and as a result, may be deemed to indirectly beneficially own an aggregate of 200,193 shares of common stock. Mr. Seidel disclaims beneficial ownership of these securities. Mr. Seidel has the sole voting and investment power with respect to the shares held by T7M7 Unternehmensaufbau GmbH. Also consists of non-qualified stock options to purchase up to 9,104 shares of common stock for a price of $2.46 per share that are vested and exercisable or will vest and become exercisable within 60 days of March 27, 2012. Excludes non-qualified stock options to purchase up to 3,035 shares of common stock for a purchase price of $2.46 per share that are not vested and not exercisable within 60 days.

(7)	Consists of non-qualified stock options to purchase up to 33,035 shares of common stock for a price of $3.86 per share that are vested and exercisable or will vest and become exercisable within 60 days of March 27, 2012. Excludes non-qualified stock options to purchase up to 9,104 shares of common stock for a purchase price of $3.86 per share that are not vested and not exercisable within 60 days.

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(8)	Consists of: 46,400 shares of common stock; immediately exercisable warrants to purchase 10 shares of common stock for a purchase price of $1,278 per share; immediately exercisable warrants to purchase 15 shares of common stock for a purchase price of $1,704 per share; immediately exercisable warrants to purchase 11,990 shares of common stock for a purchase price of $1.96 per share; fully vested and immediately exercisable non-qualified stock options to purchase up to 1,171 shares of common stock for a price of $912 per share; fully vested and immediately exercisable non-qualified stock options to purchase up to 13 shares of common stock for a price of $1,548 per share; fully vested and immediately exercisable non-qualified stock options to purchase up to 1,250 shares of common stock for a purchase price of $180 per share; and fully vested and immediately exercisable non-qualified stock options to purchase up to 337,636 shares of common stock for a purchase price of $1.50 per share.

(9)	Includes warrants to purchase 131,919 shares of common stock and options to purchase 444,564 shares of common stock. This amount includes the beneficial ownership of all directors, each of our named executive officers, and directors and executive officers of the registrant as a group.

(10)	Consists of: 18,709,869 shares of common stock owned by MMB Holdings LLC (“MMB”) (comprised of 7,757,094 shares receivable by MMB upon conversion pursuant to a loan agreement with the Company and 10,952,775 shares receivable by MMB upon exercise in full of warrants held by MMB); 2,199,418 shares of common stock (comprised of 1,839,706 shares and warrants to purchase 359,712 shares); currently exercisable non-qualified stock options to purchase up to 6,069 shares of common stock for a price of $2.46 per share; and 10,803 shares of common stock beneficially owned by Coast Sigma, LLC.

(11)	The calculation of percentage ownership based on approximately (i) 8,011,435 shares of common stock outstanding as of November 14, 2011, as reported in the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 21, 2011, plus (ii) approximately 2,411,429 shares of common stock that was issued by the Company in a private placement on or around March 9, 2012, plus (iii) shares issuable upon exercise of options or warrants exercisable within 60 days, plus (iv) shares issuable upon conversion of the outstanding principal amount of loans pursuant to a loan agreement between the Company and MMB Holdings LLC.

(12)	Consists of 1,464,444 shares of common stock owned by Columbia Pacific Opportunity Fund, L.P. Columbia Pacific Advisors, LLC has the sole power to vote or direct the vote of, and to dispose or direct the disposition of these shares. Messrs. Alexander B. Washburn, Daniel R. Baty, and Stanley L. Baty serve as managing members of Columbia Pacific Advisors, LLC, but disclaim beneficial ownership over the shares, except to the extent of any pecuniary interest therein. The address for Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty and Stanley L. Baty is 1910 Fairview Avenue East, Suite 500, Seattle, Washington 98102-3698, as disclosed in Schedule 13G filed with the SEC on June 13, 2011.

(13)	Consists of 98,856 shares of common stock held by Focus Capital Partners, LLC and warrants to purchase 444,204 shares of common stock, which are immediately exercisable. Mr. Peizer may be deemed to beneficially own and/or control the shares owned by Focus. Mr. Peizer disclaims beneficial ownership and control of such shares, except to the extent of his individual equity interest in Focus. The address for Mr. Peizer and Focus Capital Partners, LLC is 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025 as disclosed in Schedule 13 G/A filed with the SEC on February 14, 2012.

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MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

On March 5, 2012, our Board of Directors voted to nominate the following people for election at the Annual Meeting to serve until the 2013 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position(s)
Mark Seremet	48	Director, Chief Executive Officer and President
Jay Wolf	39	Executive Chairman of the Board and Secretary
Barry Regenstein	55	Director
Jeffrey Schrock	44	Director
Moritz Seidel	41	Director
Alex Krys	44	Director

Mark Seremet. Mr. Seremet has been our Chief Executive Officer and President since May 2009, and has served as a director since September 2008. He has been Chief Executive Officer of Zoo Games since January 2009 and has served as President of Zoo Games since April 2007. Prior to his start at Zoo, Mr. Seremet was an active internet investor with investments in private companies. From 2005 to 2006, Mr. Seremet also served as CEO of Spreadshirt.com, a provider of online, customized merchandise. Mr. Seremet is a co-founder and the first CEO of Take-Two Interactive Software, Inc., which he helped take public in 1997, and where he was President and Chief Operating Officer from 1993 to 1998. Additionally, he served as the Chief Operating Officer of Picis, SA, in Barcelona, Spain from 1998 – 2000, and orchestrated its registration for an initial public offering on the Nouveau Marche. Mr. Seremet is also the founder and Chief Executive Officer of Paragon Software, which was acquired in 1992 by MicroProse. Mr. Seremet serves on the board of Serklin, Inc. He was named Young Entrepreneur of the Year by the U.S. Small Business Administration in 1989 for Pennsylvania and the Mid-Atlantic region and received a B.S. in Business Computer Systems Analysis from Saint Vincent College.

Mr. Seremet’s extensive experience in the video game industry, his familiarity with our business and his management and entrepreneurial skills, are an asset to his services as a director.

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Jay Wolf. Mr. Wolf has served as a director and our Secretary since October 1, 2007, and as Executive Chairman of our Board of Directors since February 11, 2010. He is the founder and principal of Wolf Capital LP, an investment advisory firm he formed in October 2009 to focus on small cap public companies. From November 2003 until September 2009, Mr. Wolf was a partner at Trinad Capital LLC, an activist hedge fund focused on micro-cap public companies. During his work at Trinad, Mr. Wolf assisted distressed and early stage public companies through active board participation, the assembly of management teams and business and financial strategies. Prior to his work at Trinad, Mr. Wolf served as executive vice president of Corporate Development for Wolf Group Integrated Communications Ltd. Prior to that, Mr. Wolf worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank as an analyst in the firm’s senior debt department and subsequently for Trillium Growth Capital, the firm’s venture capital fund. Mr. Wolf currently also sits on the boards of directors of Xcorporeal, Inc. (XCR), Hythiam Inc. (HYTM) and NorthStar Systems, Inc. Mr. Wolf is also a member of the board of governors at Cedars-Sinai Hospital. He is a former director of Asianada, Inc., ProLink Holdings Corp., Mandalay Media, Inc., Atrinsic, Inc., Shells Seafood Restaurants, Inc., Optio Software, Inc., Xcorporeal Operations, Inc., Zane Acquisition I, Inc., Zane Acquisition II, Inc., Starvox Communications, Inc. and Noble Medical Technologies, Inc. Mr. Wolf received his B.A from Dalhousie University.

Mr. Wolf was Chief Operating Officer and Chief Financial Officer of Starvox Communications, Inc. from March 2005 to March 2007. On March 26, 2008, StarVox Communications, Inc. filed a voluntary petition for liquidation under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose. Shells Seafood Restaurants, Inc., a company for which Mr. Wolf formerly served as a director, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, on September 2, 2008.

Mr. Wolf’s broad range of investment and operations experience, which includes senior and subordinated debt lending, private equity and venture capital investments, mergers and acquisitions advisory work and public equity investments, enable him to have the qualifications and skills to serve on our Board of Directors.

Barry Regenstein. Mr. Regenstein has served as a director since October 1, 2007. Mr. Regenstein is also President and Chief Financial Officer of Command Security Corporation. Mr. Regenstein has served as Command Security Corporation’s President since January 2006, as its Executive Vice President and Chief Operating Officer from August 2004 until December 2005, and also as its Chief Financial Officer since October 2004. Trinad Capital Master Fund, Ltd. is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad Capital Master Fund, Ltd. from February 2004 until August 2004. Prior to that period, Mr. Regenstein served as a Senior Vice President and Chief Financial Officer of GlobeGround North America LLC (formerly Hudson General Corporation), an airport services company, from 2001 until 2003. Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC from 1982 to 2003. Prior to joining Hudson General Corporation, he was with Coopers & Lybrand in Washington, D.C. Mr. Regenstein is a Certified Public Accountant and received a B.S. in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University. Mr. Regenstein is also a member of the board of directors of Command Security Corporation (NYSE Amex: MOC). Mr. Regenstein has also served as a member of the board of directors of a number of publicly-held companies. From December 2005 until August 2009, Mr. Regenstein served as a member of the board of directors of ProLink Holdings Corp., a company whose common shares are publicly traded in the over the counter markets (“OTC”). From March 2005 until February 2008, Mr. Regenstein served as a member of the board of directors of StarVox Communications, Inc., a company whose common shares are publicly traded in the OTC. From October 2006 until February 2008, Mr. Regenstein served as a member of the board of directors of New Motion, Inc., a company whose common shares are publicly traded in the OTC. From February 2005 until November 2009, Mr. Regenstein served as a member of the board of directors of Mandalay Media, Inc., a company whose common shares are publicly traded in the OTC.

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Mr. Regenstein’s over 30 years of business experience, including over 25 years in operations and finance of contract services companies, are valuable to his contributions as a director. Mr. Regenstein’s advice to our Board regarding the Company’s ongoing operations and its short- and long-term challenges and opportunities are valuable in his service as a director.

Jeffrey Schrock. Mr. Schrock has served as a director since April 2012. Mr. Schrock has over 20 years of operating and investing experience in technology companies, particularly those operating in the digital media, gaming, consumer internet, enterprise software and mobile application sectors. Mr. Schrock is currently a Managing Director at Union Bay Capital, an institutionally backed private investment fund he co-founded in 2011. Union Bay Capital provides growth capital to privately-held technology companies and Mr. Schrock directs the firm's digital media, mobile and gaming investments.

Prior to Union Bay Capital, Mr. Schrock was an Investment Director at Intel Capital (NASDAQ: INTC), where he made and oversaw investments in digital video, gaming, mobile and other consumer technology companies. Mr. Schrock had global investment responsibilities for Intel Capital, closing transactions in the North American and Asia-Pacific regions with successful companies such as Digital Chocolate, Select-TV, Videon Central, Flowplay and Transpera (sold to Tremor Media).

Before joining Intel Capital in 2008, Mr. Schrock was Vice President of Corporate Development for RealNetworks (NASDAQ:RNWK). During his tenure, RealNetworks executed a number of acquisitions, joint ventures as well as content licensing and distribution agreements with companies such as MTV, Rhapsody, WiderThan, and many major media companies. Mr. Schrock also worked in corporate development for Yahoo! (NASDAQ: YHOO) and served as Vice President and General Manager of Yahoo!’s online video division from 2002 until 2004.

Before his corporate experiences, Mr. Schrock was a technology entrepreneur. He co-founded and served as CEO of Activate, from 1996 to 2001. Activate introduced a number of successful webcasting products for the enterprise market and became the second fastest growing private company in Washington state from 1998-2000. The company was financed by leading venture capitalists, including Madrona Venture Group, until it was acquired by CMGI, Inc. in 1999.

Mr. Schrock holds a B.S. in Economics and a B.A. in Political Science from the University of Washington. He serves as a member of the board of directors for Evo Media Group, Inc., LearnLive Technologies and as an observer to the board of directors at Comixology and Lighthouse eDiscovery.

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Mr. Schrock’s background and 20 years of experience with digital media and gaming, are particularly valuable to the Company in light of its shift toward digital gaming, and, coupled with his public company experience, give him qualifications and skills that are a valued addition to our Board of Directors.

Moritz Seidel. Mr. Seidel has served as a director since January 2009. Since April 2007, Mr. Seidel has been the managing director of T7M7 Unternehmensaufbau GmbH, a privately-held venture capital firm focused on early-stage investments in Ecommerce and gaming companies. He has also served as a Managing Director of My Best Brands GmbH, a B2C Ecommerce service, since November 2008. In 1998 he founded Webfair AG, a company that provides software solutions to automotive original equipment manufacturers (“OEMs”) and became its Chief Executive Officer. Webfair’s software is used today by more than 50% of all automotive OEMs to monitor the status, bonus schemes and improvement processes of their dealer networks in Europe. In March 2006, Webfair AG was acquired by Urban Science Inc., headquartered in Detroit, Michigan. Mr. Seidel was responsible for the integration of Webfair AG within the international Urban Science organization and left the company in April 2007. From 1994 to 1997, Mr. Seidel was a consultant with Roland Berger & Partner, the largest management consulting firm of European origin. His focus was consumer goods, retail and internet. He is a member of the Entrepreneurs Organization (YEO and EO). Mr. Seidel graduated from the University of Regensburg, Germany with a Diploma in Business Studies (Diplom Kaufmann) and went to school in Germany and the United States.

Mr. Seidel’s experience with internet and gaming companies, coupled with his management skills, are valuable contributions to his services as a director.

Alex Krys. Mr. Krys has served as a director since March 2011. Mr. Krys is currently the Managing Partner of Juniper Capital Partners, LLC, a firm specializing in private equity and investment advisory, distressed real estate restructuring and acquisitions, global branding and distribution. Mr. Krys served as the President of Diageo Spain in 2003. Mr. Krys was also President of Diageo's Venture Markets Americas & Caribbean from 1999 to 2003, managing the company's growth and expansion throughout 36 markets encompassing the Caribbean, Central America and the South America region. Mr. Krys served as member of the executive committees for Venture Markets Worldwide as well as the brand executive board for Guinness Worldwide from 1999 to 2003. In 1996, he joined United Distillers and held several key management positions for the Latin America region, including Marketing Director and External Affairs Director. From 1994 to 1995, Mr. Krys served as the Chief Executive Officer for Ketchum Asociados, an advertising and public relations company. He also served as a partner at Daniels & Roberts from 1995 to 1996, where his advertising and public relations agencies managed a roster of clients such as Microsoft Latin America, Acer Computers, Polaroid Latin America, Sony Consumer Products Latin America, American Express, FedEx, Miller Brewing, Reebok, MCI and Univision Television Network. Mr. Krys graduated from Florida International University in 1990 and received a degree in Liberal Arts (Psychology and Marketing). Mr. Krys also attended MIT’s Sloan International Business and Strategy Program in 1997.

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Mr. Krys’ considerable principal and investment advisory experience in mergers and acquisitions and private equity, as well as his extensive operational experience combined with his marketing experience are assets to his services as a director.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Barry Regenstein, Alex Krys and Moritz Seidel.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2011 there were 13 meetings of our Board of Directors. Each of Drew Larner, Moritz Seidel and David Smith attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal year 2011. The Board has adopted a policy under which each member of the Board is encouraged to attend each Annual Meeting of our Stockholders.

Audit Committee. Our Audit Committee met four times during fiscal year 2011. This committee currently has two members, Barry Regenstein (Chairman) and Moritz Seidel. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Regenstein is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available under the Corporate Section of our website at http://www.zoogamesinc.com.

Compensation Committee. Our Compensation Committee did not meet during fiscal year 2011. This committee currently has two members, Moritz Seidel (Chairman) and Jeffrey Schrock. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2007 Employee, Director and Consultant Stock Plan, as amended. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

A copy of the Compensation Committee’s written charter is publicly available under the Corporate Section of our website at http://www.zoogamesinc.com.

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Nominating Committee. Our Nominating Committee did not meet during fiscal year 2011 and currently has two members, Alex Krys (Chairman) and Mark Seremet. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, to evaluate and make recommendations as to potential candidates, and to evaluate current Board members’ performance. Mr. Krys qualifies as independent under the definition promulgated by The NASDAQ Stock Market.

The Nominating and Governance Committee is authorized to:

•	assist the Board of Director by identifying qualified candidates for director nominees and to recommend to the Board of Directors the director nominees for the next Annual Meeting of Stockholders;

•	lead the Board of Directors in its annual review of the performance of the Board of Directors;

•	recommend to the Board of Directors director nominees for each committee of the Board of Directors; and

•	develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company.

We have no formal policy regarding board diversity. Our Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

A copy of the Nominating Committee’s written charter is publicly available under the Corporate Section of the Company’s website at http://www.zoogamesinc.com.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a policy regarding the separation of the roles of the Executive Chairman of the Board and Chief Executive Officer as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Company’s current structure facilitates a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agenda and establishing Board policies, priorities and procedures. This also allows the Chief Executive Officer to focus on management of the Company’s day-to-day operations.

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The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating and Governance Committee oversees the Company’s compliance policies, Code of Conduct and Ethics, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 949-574-3860. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 11258 Cornell Park Drive, Suite 608, Blue Ash Ohio 45242 or to individual Board members via e-mail at ir@zoogamesinc.com using the “Contact” page of our website at http://www.zoogamesinc.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our named executive officers who are not also directors.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2011 and 2010 to (1) our Chief Executive Officer and (2) our most highly compensated executive officer, other than our Chief Executive Officer, who earned more than $100,000 during the fiscal year ended December 31, 2011.

				Stock	Option		All Other
Name and Principal		Salary	Bonus	Awards	Awards		Compensation		Total
Position	Year	($)	($)	($)	($)		($)		($)
Mark E. Seremet,
Chief Executive Officer of Zoo Entertainment (1)
	2011	325,000	–	–	–		91,549	(2)	416,549
	2010	325,000	–	–	270,878	(3)	161,182	(4)	757,060

David J. Fremed,
Former Chief Financial Officer of Zoo Entertainment (5)
	2011	335,000	–	–	–		22,549	(6)	357,549
	2010	328,750	22,917	–	37,389	(7)	21,814	(8)	410,870

(1) Mr. Seremet became Chief Executive Officer of Zoo Entertainment, Inc. on May 1, 2009. He has also served as the Chief Executive Officer of Zoo Games, Inc. since January 2009.

(2) Mr. Seremet received $75,000 in 2011 as cash compensation for his personal guaranty of various loan facilities and family medical benefits of $16,549.

(3) Mr. Seremet received options to acquire 337,636 shares of our common stock with a grant date fair value of $270,878 in accordance with ASC Topic 718.

(4) Mr. Seremet received $145,368 in 2010 as cash compensation for his personal guaranty of various loan facilities and family medical benefits of $15,814.

(5) Mr. Fremed became Chief Financial Officer of Zoo Entertainment, Inc. on May 1, 2009. He also served as the Chief Financial Officer of Zoo Games, Inc. beginning in August 2007. Effective February 15, 2012, Mr. Fremed’s employment agreement expired on its terms. Mr. Fremed agreed to provide certain consulting services to the Company through April 16, 2012.

(6) Includes a $500 monthly car allowance and family medical benefits totaling $16,549.

(7) Mr. Fremed received options to acquire 60,688 shares of our common stock with a grant date fair value of $37,388 in accordance with ASC Topic 718.

(8) Includes a $500 monthly car allowance and family medical benefits totaling $15,814.

Narrative Disclosure To Summary Compensation Table

The Company has an employment agreement with Mr. Seremet and had an employment agreement with Mr. Fremed, each of which is detailed below.

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Mark Seremet

Mr. Seremet’s employment agreement is for a term effective January 14, 2009 and ending January 14, 2012. The term of the agreement will automatically extend for additional one-year periods from the current expiration of the agreement unless at least 60 days prior to the anniversary date either Mr. Seremet or the Company provides written notice to the other party electing not to extend the agreement. Under this agreement, Mr. Seremet is entitled to an annual base salary of $325,000, with future increases at the discretion of the Company’s Board of Directors. The employment agreement also provides for Mr. Seremet to receive discretionary bonuses, based upon factors such as the Company’s budget and the performance of Mr. Seremet and the Company during the fiscal year. Mr. Seremet is also entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its executives, including health care plans, life insurance and disability plans, retirement plans, and all other benefit plans from time to time in effect.

The employment agreement with Mr. Seremet shall terminate upon the occurrence of any of the following: at the expiration of the agreement, but only if appropriate notice is given; at the election of the Company, for cause, upon written notice by the Company to the executive; at the election of the Company, without cause, at any time upon 30 days prior written notice by the Company to Mr. Seremet, or by Mr. Seremet for good reason (including a change in control); 30 days after the death or determination of permanent disability of Mr. Seremet, or; at the election of Mr. Seremet upon not less than 30 days prior written notice by him to the Company. In the event of termination for cause, at the election of Mr. Seremet, due to death or disability, or upon expiration of the agreement, Mr. Seremet is entitled to receive his base salary and accrued vacation through the termination date. If employment is terminated by the Company without cause, or by Mr. Seremet with good reason, the employment agreement entitles Mr. Seremet to a lump sum payment equivalent to one year of annual base salary in effect as of the date of the termination.

The term change in control means a merger or consolidation involving the Company or Parent (as defined in the agreement), other than a merger or consolidation which would result in the voting securities of the Company or Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or Parent or the surviving entity or parent of such surviving entity outstanding after such merger or consolidation, or the sale or disposition by the Company or Parent of all or substantially all of the Company’s or Parent’s assets.

Mr. Seremet is subject to customary non-competition and non-solicitation agreements during his period of employment with the Company, and for a period of 12 months after termination for any reason. The agreement further provides that for a period of one year following termination, Mr. Seremet will not induce any Company employee to leave the Company, will not solicit directly or indirectly any clients, customers, accounts or prospective clients, customers or accounts of the Company.

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The following table describes the payments upon termination or a change in control of the Company for Mr. Seremet, the Company’s Chief Executive Officer. The amounts included in the table below are calculated as if Mr. Seremet were terminated on December 31, 2011, and such amounts are in addition to what Mr. Seremet earned for the 2011 year, as shown in the Summary Compensation Table.

Executive			Voluntary Not
Benefits and			for Cause		Voluntary
Payments	Expiration		Termination		Termination
Upon	of	For Cause	or for Good	Death or	by	Change in
Termination	Agreement	Termination	Reason	Disability	Executive	Control

Base salary (1)	$0	$0	$325,000	$0	$0	$325,000

Total	$0	$0	$325,000	$0	$0	$325,000

(1) For analysis purposes, Mr. Seremet’s base salary was equal to the salary in place for the 2011 fiscal year.

David Fremed

Mr. Fremed’s employment agreement was for a term effective February 15, 2010 and ended February 15, 2012. Under this agreement, Mr. Fremed was entitled to an annual base salary of $335,000, subject to future increases in accordance with the Company’s customary practices, and an auto allowance of $500 per month. The employment agreement also provided for Mr. Fremed to receive discretionary bonuses, at the discretion of the Company’s Board of Directors. Mr. Fremed was also entitled to participate in all benefit programs that the Company establishes and makes available to its executives, including health care plans, life insurance and disability plans, retirement plans, and all other benefit plans from time to time in effect.

The Company could terminate the agreement with Mr. Fremed at any time. In the event of termination without cause, but not in connection with a change in control event, Mr. Fremed would have been entitled to an amount equal to the last six months of base salary and bonus paid to him prior to termination. These amounts are to be paid in equal installments over a six-month period, paid in accordance with the Company’s payroll practices in place at the time of termination. In addition, Mr. Fremed would have been entitled for a period of six months to full benefits that existed at the time of termination. If employment is terminated by the Company due to a change in control, or a diminishment of Mr. Fremed’s duties below those of the Chief Financial Officer or materially diminished below those that he had in the month prior to the change of control, and Mr. Fremed resigns due to such diminution of duties, Mr. Fremed would receive severance equal to his base salary for the 12 months preceding such termination plus the amount of bonuses paid to him during such 12 month period, plus full benefits for one year from the date of his termination.

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The term change in control is defined as (i) the acquisition by any person, entity or group of beneficial ownership of more than fifty percent of either the outstanding membership units of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) upon a merger or consolidation of the Company with any other corporation or company, which results in the equity holders of the Company prior thereto continuing to represent less than 50% of the combined voting power of the voting securities of the Employer or the surviving entity after the merger; or (iii) upon the sale of all, or substantially all, of the assets of the Company.

Mr. Fremed was subject to customary confidentiality, non-competition and non-solicitation agreements during his period of employment with the Company, and for a period of one year after termination for any reason. The agreement further provided that for a period of one year following termination, Mr. Fremed will not induce any Company employee to leave the Company, and will not engage in business activities directly in competition with that of the Company.

The following table describes the payments upon termination or a change in control of the Company for Mr. Fremed, the Company’s Chief Financial Officer. The amounts included in the table below are calculated as if Mr. Fremed were terminated on December 31, 2011, and such amounts are in addition to what Mr. Fremed earned for the 2011 year, as shown in the Summary Compensation Table.

Executive Benefits and Payments Upon Termination	Expiration of Agreement	For Cause Termination	Voluntary Not for Cause Termination	Death or Disability	Voluntary Termination by Executive	Change in Control

Base salary (1)	$0	$0	$167,500	$0	$0	$335,000

Bonus	$0	$0	$0	$0	$0	$0

Medical, dental, vision, life and disability insurance	$0	$0	$5,709	$0	$0	$11,418

Total	$0	$0	$173,209	$0	$0	$346,417

(1) For analysis purposes, Mr. Fremed’s base salary was equal to the salary in place for the 2011 fiscal year.

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2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
							Market	Plan	Awards:
							Value	Awards:	Market
							of	Number	or Payout
			Equity			Number	Shares	of	Value of
			Incentive			of	or	Unearned	Unearned
			Plan			Shares	Units	Shares,	Shares,
			Awards:			or Units	of	Units or	Units or
	Number of	Number of	Number of			of Stock	Stock	Other	Other
	Securities	Securities	Securities			That	That	Rights	Rights
	Underlying	Underlying	Underlying	Option		Have	Have	That	That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Not	Not	Have Not	Have Not
	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options	($)	Date	(#)	($)	(#)	($)

Mark Seremet
	337,636	–	–	1.50	04/30/2018	–	–	–	–
	1,171	–	–	912.00	09/12/2018	–	–	–	–
	13	–	–	1,548.00	09/12/2018	–	–	–	–
	833	417	–	180.00	01/14/2019	–	–	–	–

David Fremed
	51,585	9,104	–	2.46	02/11/2020	–	–	–	–
	71	–	–	1,548.00	09/12/2018	–	–	–	–
	117	–	–	1,350.00	09/12/2018	–	–	–	–

On February 11, 2010, we issued an aggregate of 281,104 shares of restricted common stock and options to purchase an aggregate of 1,260,917 shares of common stock to various employees, directors and consultants, outside of our 2007 Plan, as set forth below.

We issued options to purchase 337,636 shares of our common stock to Mark Seremet, our director, Chief Executive Officer and President in consideration for his continued personal guaranty of the payment and performance by us of certain obligations in connection with a previously entered into purchase order financing, pursuant to a Fee Letter entered into between the Company and Mr. Seremet, dated as of May 12, 2009, as amended on August 31, 2009 and November 20, 2009. The options have an exercise price of $1.50 per share and vest as follows: 72% vested immediately, 14% vest on May 12, 2010 and 14% vest on May 12, 2011. On June 28, 2011, our Board of Directors approved a modification to Mr. Seremet’s February 11, 2010 stock option grant to allow the grant to be exercisable through April 18, 2018, regardless of continued employment with the Company. We recognized additional stock compensation expense of approximately $190,000 in conjunction with the modification to this stock option grant.

We issued to Jay Wolf, our Executive Chairman of the Board of Directors and Secretary, 265,860 shares of restricted common stock in consideration for Mr. Wolf agreeing to serve as Chairman of the Board of Directors, and options to purchase 36,413 shares of common stock in consideration for his services as a director. The options have an exercise price of $2.46 per share and vest as follows: 25% vested immediately, and 25% vest on each of the first, second and third anniversaries of the date of grant.

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Additionally, we issued to David Fremed, our Chief Financial Officer, options to purchase 60,688 shares of common stock in consideration for his services as Chief Financial Officer. The options have an exercise price of $2.46 per share and vest as follows: 70% vested immediately, and 15% vest on each of the first and second anniversaries of the date of grant.

In consideration for their services as directors, we issued options to purchase 21,241 shares, 12,138 shares, 12,138 shares, 21,241 shares and 25,489 shares, respectively, to each of Drew Larner, David Smith, Moritz Seidel, John Bendheim and Barry Regenstein. The options have an exercise price of $2.46 per share and vest as follows: 25% vested immediately, and 25% vest on each of the first, second and third anniversaries of the date of grant. We issued 4,573 shares, 3,049 shares and 7,622 shares, respectively, of restricted common stock to each of Drew Larner, John Bendheim and Barry Regenstein in consideration for each of them serving as a member of our compensation committee.

Additionally, we issued options to purchase an aggregate of 220,301 shares of common stock to various employees in consideration for their services, at an exercise price of $2.46 per share and with the vesting schedule as set forth in each option holder’s respective option agreement.

The issuances of all such shares of restricted stock and options were conditioned upon, and would not vest prior to, the effectiveness of the filing of the amendments to our Certificate of Incorporation to (i) increase our authorized shares of common stock from 250,000,000 shares to 3,500,000,000 shares, and (ii) effect the 1-for-600 reverse stock split. The charter amendments had been approved by our Board of Directors and by written consent of our stockholders in January 2010. In the event the charter amendments had not been filed prior to September 1, 2010, the shares of restricted stock and options would have been deemed immediately canceled.

Compensation of Non-Employee Directors

Only non-employee directors of the Company are eligible to receive directors’ fees. Non-employee directors receive the following compensation:

•	An annual fee of $15,000 for each Board member for their service on the Board, paid in quarterly installments;
•	The Chairman of the Audit Committee receives an annual fee of $20,000, paid in quarterly installments;
•	Members of the Audit Committee receive an annual fee of $5,000, paid in quarterly installments;
•	The Chairman of the Compensation Committee receives an annual fee of $10,000, paid in quarterly installments;
•	Members of the Compensation Committee receive an annual fee of $5,000, paid in quarterly installments.

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In addition to cash compensation, each non-employee director of the Company is eligible to receive stock-based awards. Such awards, if any, are determined by the Compensation Committee of the Company’s Board of Directors.

The following table presents the compensation provided by the Company to the non-employee directors during the fiscal year ended December 31, 2011.

				Change in
				Pension Value
	Fees			and
	Earned or		Non-equity	Nonqualified
	Paid in	Stock	Incentive Plan	Deferred	All Other
	Cash	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)
John Bendheim	11,332	–	–	–	–	11,332
Alex Krys	12,250	84,234	–	–	–	96,484
Andrew Larner	30,000	–	–	–	–	30,000
Barry Regenstein	40,000	–	–	–	–	40,000
Moritz Seidel	17,215	–	–	–	–	17,215
David Smith	15,000	–	–	–	–	15,000
Jay Wolf	15,000	–	–	–	13,070	28,070

(1) Amounts shown represent the aggregate grant date fair value of stock awards granted to the Director in 2011, calculated in accordance with FASB ASC Topic 718.

When traveling from out-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation in Board meetings or Board Committee meetings.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available at http://www.zoogamesinc.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EisnerAmper LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2011, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and EisnerAmper LLP, our independent registered public accounting firm;

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•	Discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU §380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•	Received written disclosures and the letter from EisnerAmper LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper LLP communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and EisnerAmper LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Members of the Zoo Entertainment, Inc. Audit Committee

Barry Regenstein, Chairman
Drew Larner
Moritz Seidel

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2011, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent stockholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions that were entered into with our executive officers, directors or 5% stockholders during the past two fiscal years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from an unaffiliated third party. All related transactions are approved by our audit committee or the full Board of Directors.

On October 1, 2010, Zoo Publishing, Zoo Games and the Company entered into a second amendment with our factor, Working Capital Solutions, Inc. (“WCS”), which utilizes existing accounts receivable in order to provide working capital to fund our continuing business operations. Under the terms of the second amendment to the factoring and security agreement (the “WCS Second Amendment”), the parties amended the factoring agreement (the “Factoring Agreement”) to, among other things: (i) increase the maximum amount of funds available pursuant to the facility to $8,000,000; and (ii) extend its term to a period initially ending on September 30, 2012, subject to automatic renewal for successive one year periods unless Zoo Publishing terminates the Factoring Agreement with written notice 90 days prior to the next anniversary of the date of the Factoring Agreement, or unless Zoo Publishing terminates the Factoring Agreement on a date other than an anniversary date with 30 days prior written notice.

On October 1, 2010, the Company entered into an Amended and Restated Letter Agreement with each of Mark Seremet and David Rosenbaum, which amended and restated each of those Fee Letters, pursuant to which, in consideration of each of Messrs. Seremet and Rosenbaum entering into guaranties with each of: (i) Wells Fargo in connection with the Company’s purchase order financing; (ii) Solutions 2 Go, Inc. to guaranty the payment of all indebtedness of the Company and its affiliates in connection with that certain Advance Agreement with Solutions 2 Go, Inc. and Solutions 2 Go, LLC; and (iii) WCS in connection with the Company’s accounts receivable financing. The Company agreed to compensate each of Messrs. Seremet and Rosenbaum $10,000 per month and $7,000 per month, respectively, in consideration for each of their guaranties under the Company’s purchase order financing with Wells Fargo for so long as such guaranties and loan remain in full force and effect. In addition, the amended and restated Fee Letters provide that the Company shall compensate each of Messrs. Seremet and Rosenbaum in consideration for each of their guaranties of the increased indebtedness incurred by the Company under the WCS Second Amendment, for so long as such guaranties and loan remain in full force and effect, an additional $25,000 on each of October 1, 2010, January 1, 2011, April 1, 2011 and July 1, 2011.

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Financings:

In October 2011, Zoo Publishing entered into the Second Amended and Restated Factoring and Security Agreement (the “Second New Factoring Agreement”) with Panta Distribution LLC (“Panta”) and MMB Holdings LLC (“MMB”), pursuant to which the parties agreed to amend the New Factoring Agreement, to reflect the assignment by Panta to MMB of documents and accounts, including related collateral security, under the New Factoring Agreement and to amend certain other terms and conditions of the New Factoring Agreement. In connection with the Second New Factoring Agreement, Panta agreed to assign all of its right, title and interest in and to the New Factoring Agreement to MMB, as agent for itself and Panta, pursuant to a Limited Recourse Assignment, dated as of October 28, 2011 (the “Limited Recourse Assignment”), for a purchase price of $850,000.  Additionally, Panta retained an interest in the principal amount of approximately $186,000 (together with interest and fees accruing thereon) owed by Zoo Publishing under the New Factoring Agreement.  Under the Second New Factoring Agreement, MMB, as agent for itself and Panta, agreed to temporarily forbear from exercising certain of its rights under default provisions therein until the earlier of November 11, 2011 or the occurrence of an additional default or breach by Zoo Publishing, unless otherwise waived by MMB. All default interest accrued to date became payable to MMB and the Company continues to accrue the default interest rate on amounts outstanding to MMB and Panta. Pursuant to the Second New Factoring Agreement, Zoo Publishing agreed to make scheduled payments to MMB, as agent for itself and Panta with respect to obligations owed by Zoo Publishing thereunder, beginning November 4, 2011 through December 4, 2011 in the cumulative principal amount of approximately $1,036,000.  The Second New Factoring Agreement terminates upon the later of (i) the collection by MMB of all of the Purchased Accounts (as defined in the Second New Factoring Agreement) and (ii) the collection by Panta of approximately $1,036,000 net of all Incurred Expenses (as defined in the Second New Factoring Agreement). Zoo Publishing granted MMB a first priority security interest in certain of its assets as set forth in the Second New Factoring Agreement. As of December 31, 2011, approximately $1,141,000 was owed to MMB and Panta.

MMB, a limited liability company organized under the laws of Delaware, is owned by a consortium of investors, including (i) Mojobear Capital, LLC, which serves as the managing member of MMB and is, in turn, owned and controlled by David E. Smith, a former director of the Company, (ii) Jay A. Wolf, Executive Chairman of the Board of Directors of the Company, (iii) Columbia Pacific Opportunity Fund, LP, and (iv) certain other investors.

On January 5, 2012, the Company entered into the First Amendment to Second Amended and Restated Factoring and Security Agreement (the “Factoring Agreement Amendment”) with Panta Distribution, LLC (“Panta”) and MMB Holdings LLC (“MMB”), pursuant to which the parties agreed to amend that certain Second Amended and Restated Factoring and Security Agreement dated as of October 28, 2011, by and between Zoo Publishing, Panta and MMB (the “Factoring Agreement”). Pursuant to the Factoring Agreement Amendment, MMB agreed to provide $250,000 in additional funding to Zoo Publishing under the Factoring Agreement.  The additional funding shall bear interest at the lesser of a rate of 15% per annum, or the maximum rate permitted by law.  MMB shall retain $75,000 of the additional funding to be applied against legal fees and expenses incurred by it that are reimbursable by Zoo Publishing under the Factoring Agreement.  As a condition to the consummation of the Factoring Agreement Amendment, Zoo Publishing granted to MMB a first priority interest in all 100% of the issued and outstanding stock of indiePub, Inc., a wholly-owned subsidiary of Zoo Publishing, which interest is in addition to any and all interests which MMB has under the Factoring Agreement.

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On January 30, 2012, February 14, 2012, and February 29, 2012, the Company entered into the Second, Third and Fourth, respectively, Amendments to the Second Amended and Restated Factoring and Security Agreement with Panta and MMB, pursuant to which the parties agreed to amend that certain Second Amended and Restated Factoring and Security Agreement dated as of October 28, 2011, by and between Zoo Publishing, Panta and MMB. Pursuant to the amendments, MMB agreed to provide $175,000, $232,000, and $200,000, respectively, in additional funding to Zoo Publishing under the Factoring Agreement.  The additional funding bears interest at the lesser of a rate of 15% per annum, or the maximum rate permitted by law.

Effective March 9, 2012,  Zoo Entertainment, Inc., Zoo Games, Inc., a Delaware corporation (“Zoo Games”), Zoo Publishing, Inc., a New Jersey corporation (“Zoo Publishing”), and indiePub, Inc., a Delaware corporation (“indiePub,” and, together with Zoo Entertainment, Zoo Games and Zoo Publishing, the “Borrowers”), and MMB Holdings LLC, a Delaware limited liability company (the “Lender”) entered into a Loan and Security Agreement (the “Loan Agreement”) pursuant to which Lender agreed to provide the Borrowers with loans (a) for purposes of paying and satisfying most of the Borrowers’ obligations under that certain Second Amended and Restated Factoring and Security Agreement, dated as of October 28, 2011, as amended by (i) the First Amendment thereto, dated as of January 5, 2012, (ii) the Second Amendment thereto, dated as of January 30, 2012, (iii) the Third Amendment thereto, dated as of February 14, 2012, and (iv) the Fourth Amendment thereto, dated as of February 29, 2012 (the “Factoring Agreement”), (b) for purposes of settling, at a discount, along with the issuance of an aggregate of 2,411,429 shares of Company Common Stock, $0.001 par value per share (“Zoo Shares”) and 365,000 warrants, certain claims existing on or prior to the Closing Date of unsecured creditors of the Borrowers (the “Existing Unsecured Claims”), and (c) for other purposes permitted under the Loan Agreement. The entry into the Loan Agreement was authorized by a Special Committee of the Board of Directors of Zoo Entertainment.  Under the Loan Agreement, Borrowers borrowed $2,414,158 on March 9, 2012 ($1,831,110 of which will be used solely for purposes of paying and satisfying most of the Borrowers' obligations under the Factoring Agreement) and $688,680 on March 13, 2012. Borrowers may borrow up to an additional $1,329,000 in one or more draw downs on or before September 30, 2012, subject to the terms and conditions of the Loan Agreement. Under the Loan Agreement’s terms and conditions, Lender may refuse any and all additional draw downs requested by Borrowers in its sole and absolute discretion, including if Lender does not approve of the purposes of such draw downs for any reason. The interest rate under the Loan Agreement is ten percent (10%) per annum or eighteen percent (18%) per annum upon the occurrence of an event of default. The maturity date of the loans is March 31, 2014.

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The loans under the Loan Agreement are secured by a first priority security interest (except to the extent subordinated by the Factoring Agreement) on all of the assets of Borrowers. At any time during the term of the Loan Agreement, Lender may convert all or part of loan balance into Zoo Shares at conversion price of $0.40 per share (the “Conversion Shares”). In connection with the Loan Agreement, Zoo issued Lender a warrant to purchase 10,952,775 Zoo Shares at $0.40 per share (the “Lender Warrant”). The Lender Warrant may be exercised any time prior to March 31, 2017. Zoo Entertainment agreed to provide Lender with certain registration rights with respect to Zoo Shares issued in connection with the Loan Agreement and Lender Warrant.  The Loan Agreement contains representations and warranties and affirmative and negative covenants as negotiated by the parties thereto.

MMB, a limited liability company organized under the laws of Delaware, is owned by a consortium of investors, including (i) Mojobear Capital, LLC, which serves as the managing member of MMB and is, in turn, owned and controlled by David E. Smith, a former director of the Company, (ii) Jay A. Wolf, Executive Chairman of the Board of Directors of the Company, (iii) Columbia Pacific Opportunity Fund, LP, and (iv) certain other investors. Under the Factoring Agreement, the Borrowers owe the lenders thereto an aggregate approximate amount of $3,070,278.

Consulting Arrangements:

Peter M. Brant, formerly one of our principal stockholders, is the father of Ryan Brant. Ryan Brant is one of the founders of Zoo Games and until April 1, 2010, was the Director of Content Acquisition of Zoo Games. The Company and Ryan were parties to a consulting agreement, pursuant to which he provided consulting services with respect to identifying new content available for publishing by Zoo Publishing or other opportunities consistent with the business of Zoo Publishing, and other services incidentally related thereto as requested by Zoo Publishing. The consulting agreement was terminated on May 31, 2011. Ryan Brant received $25,000 per month during the term of the consulting agreement.

In June 2005, Ryan Brant and the Securities and Exchange Commission entered into a consent decree concerning revenue recognition and stock option backdating issues at Take-Two Interactive Software, Inc. (“Take-Two”), a publicly traded company of which Ryan Brant was one of the founders. In connection with separate investigations conducted by the New York County District Attorney’s Office and the Securities and Exchange Commission (the “Investigation”), Ryan Brant (1) pled guilty to falsifying business records; and (2) entered into an additional Consent Judgment with the Commission. In connection with the Consent Judgment, Ryan Brant, among other things, agreed to a permanent bar from holding any control management positions in publicly traded companies.

Pursuant to the consulting agreement, Ryan Brant was subject to the same strict guidelines as were set forth in his employment agreement, which were approved by our Board of Directors and the Board of Directors of Zoo Games, and were designed to ensure compliance with Mr. Brant’s agreement with the Securities and Exchange Commission. Adherence to these guidelines was monitored by the Board of Directors of Zoo Publishing, which provided quarterly updates to our Board of Directors.

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ELECTION OF DIRECTORS

(Proposal 1)

On March 30, 2012, the Board of Directors nominated Mark Seremet, Jay Wolf, Moritz Seidel, Alex Krys and Barry Regenstein for election at the Annual Meeting. Effective April 4, 2012 the Board appointed Jeffrey Schrock as a member of the Board and also nominated him for election at the Annual Meeting. The Board of Directors currently consists of seven members but, as Drew Larner is not standing for re-election, going forward, it will consist of six members. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to set the size of the Board of Directors at six members and (ii) to nominate Mark Seremet, Jay Wolf, Moritz Seidel, Jeffrey Schrock, Alex Krys and Barry Regenstein for election at the Annual Meeting for a term of one (1) year to serve until the 2013 Annual Meeting of Stockholders, and until their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mark Seremet, Jay Wolf, Moritz Seidel, Jeffrey Schrock, Alex Krys and Barry Regenstein. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “FOR” each nominee at the Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MARK SEREMET, JAY WOLF, MORITZ SEIDEL, JEFFREY SCHROCK, ALEX KRYS AND BARRY REGENSTEIN. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The independent registered public accounting firm of EisnerAmper LLP was engaged by the Company to audit its consolidated financial statements for the year ended December 31, 2011. It is anticipated that representatives of EisnerAmper LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, representatives of EisnerAmper LLP will be afforded an opportunity to make a statement if they so desire.

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Approval of Appointment of Auditors for 2012

The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of the firm of EisnerAmper LLP to serve as its independent registered public accounting firm for the Company for the year 2012. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving EisnerAmper LLP as the Company's independent registered public accounting firm is rejected by the stockholders then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the proposal unless otherwise instructed by the stockholder.

Unless otherwise specified in the Company’s bylaws or by Delaware law, the approval of any matter presented to stockholders for a vote requires the affirmative vote of a majority of the votes present at the meeting and entitled to be cast by the holders of the Company’s common stock. Accordingly, the appointment of EisnerAmper LLP will require the affirmative vote of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

Principal Accounting Firm Fees

Effective September 24, 2010, the Audit Committee of the Company’s Board of Directors engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Politziner and Mattia, LLP (“Amper”), an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper LLP, an independent registered public accounting firm. The Company previously filed Form 8-K on September 29, 2010 acknowledging this change.

During the Company’s fiscal year ended 2009 and through the date we engaged EisnerAmper LLP, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Amper on the consolidated financial statements of the Company as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

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The following table sets forth the aggregate fees billed to Zoo Entertainment, Inc. for the fiscal years ended December 31, 2011 and December 31, 2010 by the Company’s principal accounting firms EisnerAmper LLP, and Amper, Politziner and Mattia, LLP.

	December 31,	December 31,
	2011	2010

Audit Fees – EisnerAmper LLP	$227,341	$ 218,000 (a)
Audit Fees – Amper	-	54,300 (a)
Audit-Related Fees – EisnerAmper LLP	-	-
Audit-Related Fees - Amper	-	166,250 (b)
Tax Fees	-	-
All Other Fees	-	-
Total	$227,341	$438,550

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Represents fees for services related to the Company’s S-1 Registration Statement and subsequent amendments.

The aggregate amount of all services other than audit and audit-related services provided by the auditors to the Company constituted 0.0% and 0.0% of the total amount of revenues paid by the Company to the auditors during 2011 and 2010, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

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2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The percentage of the hours expended on EisnerAmper LLP’s engagement to audit our financial statements for the fiscal year ended December 31, 2011 that was attributed to work performed by persons other than EisnerAmper LLP full-time, permanent employees was immaterial.

In the event the stockholders do not ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Approval of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have the same effect as voting “AGAINST” the adoption of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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AMENDMENT TO CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY FROM ZOO ENTERTAINMENT, INC. TO

INDIEPUB ENTERTAINMENT, INC.

 (Proposal 3)

The Board of Directors has unanimously approved and recommends that stockholders approve an amendment to Article First of the Certificate of Incorporation to change the name of the Company from Zoo Entertainment, Inc. to indiePub Entertainment, Inc. (the “Name Change”).

If approved by our stockholders, the Name Change will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of Delaware. The text of the amendment to Article First shall be substantially in the form attached hereto as Annex A to this proxy statement.

The reason for the proposed Name Change is to reflect the Company’s shift in focus from console titles to digital downloadable content and mobile gaming. A critical part of this shift is our content creation website indiePub (www.indiepub.com), which we designed to capitalize on opportunities in the emerging and high-growth digital entertainment space.

Approval of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Name Change. Abstentions will have the same effect as voting “AGAINST” the adoption of this proposal, whereas broker-non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE CHANGING OF THE NAME OF THE COMPANY FROM ZOO ENTERTAINMENT, INC. TO INDIEPUB ENTERTAINMENT, INC., AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE SHARE REDUCTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 3,500,000,000 TO 295,000,000

 (Proposal 4)

The Board of Directors has unanimously approved and recommends that stockholders approve an amendment to Article Fourth, Section A of the Certificate of Incorporation to reduce the number of authorized shares of common stock from 3,500,000,000 to 295,000,000 (the “Share Reduction”).

If approved by our stockholders, the Share Reduction will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of Delaware. The text of the amendment to Article Fourth, Section A shall be substantially in the form attached hereto as Annex B to this proxy statement.

The reason for the proposed Share Reduction is to reduce the amount of franchise tax that the Company must pay each year in Delaware. The Company pays franchise tax in Delaware based, in part, on the number of shares of common stock that is authorized in our Certificate of Incorporation.

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As of March 27, 2012, there were 9,324,273 shares of Common Stock issued and outstanding and a total of 2,199,154 shares of common stock were reserved for possible future issuance on exercise of outstanding stock options or for future grants of options or other equity incentives under outstanding stock incentive plans. The Board of Directors believes that the new reduced level of authorized shares of common stock will be adequate to cover corporate needs in the foreseeable future. In the event that additional authorized shares of common stock are needed in the future, the stockholders will then be asked to approve an amendment to the Certificate of Incorporation to increase the authorized shares of common stock to the level needed at that time.

The proposed amendment would not change the number of issued and outstanding shares of common stock or any of the current rights and privileges of the issued and outstanding common stock. Additionally, the proposed amendment would not require existing stockholders to surrender or change any stock certificates currently held.

Approval of a majority in interest of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Share Reduction. Abstentions will have the same effect as voting “AGAINST” the adoption of this proposal, whereas broker-non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE REDUCTION OF NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 3,500,000,000 TO 295,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE SHARE REDUCTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at http://www.zoogamesinc.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Zoo Entertainment, Inc., 11258 Cornell Park Drive, Suite 608, Blue Ash, Ohio 45242. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of any applicable stock market or exchange upon which the Company’s securities trading.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2013 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 21, 2012. To be considered for presentation at the 2013 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 5, 2013 and no later than March 6, 2013. Proposals that are not received in a timely manner will not be voted on at the 2013 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, Zoo Entertainment, Inc., 11258 Cornell Park Drive, Suite 608, Blue Ash, Ohio 45242.

Cincinnati, Ohio

April 20, 2012

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Annex A

Amendment to Article First of the Company’s Certificate of Incorporation

Article First of the Company’s Certificate of Incorporation shall be amended and superseded in its entirety with the following:

FIRST: The name of the corporation is indiePub Entertainment, Inc. (the “Corporation”).

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Annex B

Amendment to Article Fourth, Section A of the Company’s Certificate of Incorporation

Article Fourth, Section A of the Company’s Certificate of Incorporation shall be amended and superseded in its entirety with the following:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000,000 consisting of:

(i) 295,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and

(ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of any such class or series may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of the capital stock of the corporation entitled to vote thereon, without a vote of the holders of the Common Stock or the Preferred Stock (or of any series thereof), voting as a separate class, unless a vote of an such holders is specifically required herein pursuant to the terms of any Preferred Stock.

39

ZOO ENTERTAINMENT, INC.

11258 Cornell Park Drive, Suite 608

Blue Ash, Ohio 45242

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2012

ZOO ENTERTAINMENT INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Mark Seremet and Jay Wolf, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution and re-substitution to each, to vote all shares of the common stock of Zoo Entertainment, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, to be held at 2:00 p.m. EDT, Thursday, May 17, 2012 at the offices of Keating Muething & Klekamp PLL located at One East 4th Street, Suite 1400, Cincinnati, Ohio, and at any postponements or adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of Directors and FOR Proposals 2, 3 and 4.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Proposal to elect Mark Seremet, Jay Wolf, Moritz Seidel, Jeffrey Schrock, Alex Krys and Barry Regenstein as directors of the Company.

MARK SEREMET	o FOR	o WITHHOLD VOTE

JAY WOLF	o FOR	o WITHHOLD VOTE

MORITZ SEIDEL	o FOR	o WITHHOLD VOTE

JEFFREY SCHROCK	o FOR	o WITHHOLD VOTE

ALEX KRYS	o FOR	o WITHHOLD VOTE

BARRY REGENSTEIN	o FOR	o WITHHOLD VOTE

2. Proposal to ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

o FOR	o AGAINST	o ABSTAIN

3. Proposal to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Zoo Entertainment, Inc. to indiePub Entertainment, Inc.

o FOR	o AGAINST	o ABSTAIN

4. Proposal to approve an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 3,500,000,000 to 295,000,000.

o FOR	o AGAINST	o ABSTAIN

☒	Please mark votes as in this example.

Change of Address – Please print new address below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:                                                    Date _______ Signature:                                                                    Date _______

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

VOTE BY PROXY CARD:
Mark, sign and date your proxy card and return it promptly in the prepaid enclosed envelope.

THANK YOU FOR VOTING.